Exhibit 10.15
AMENDMENT NO. 1 TO
THE MALLINCKRODT PHARMACEUTICALS
2024 STOCK AND INCENTIVE PLAN

This Amendment No. 1 (“Amendment”) to the Mallinckrodt Pharmaceuticals 2024 Stock and Incentive Plan (the “Plan”) is adopted by the Board of Directors of Mallinckrodt public limited company (the “Company”), to be effective as of December 2, 2024.
1.         Purpose.  The purpose of this Amendment is to amend the Plan.  All terms in this Amendment shall have the same meanings as set forth in the Plan unless otherwise specifically defined.

2.         Authority to Amend.  Under Section 6.1 of the Plan, the Plan may be amended at any time and from time to time by the Board or authorized Board committee without the approval of shareholders of the Company, except that no material revision, as defined in the Plan, will be effective until the amendment is approved by the shareholders of the Company. The Board has determined that this Amendment does not require shareholder approval under the terms of the Plan.

3.         Amendment to Nontransferability Provisions.  Section 7.1 of the Plan is hereby amended and restated in its entirety by deleting the terms thereof and replacing it with the following new Section 7.1:
7.1. Nontransferability of Awards. No Award under the Plan will be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons will otherwise acquire any rights therein, except as provided below.
(a) Any Award may be transferred by will or by the laws of descent or distribution.
(b) Unless the applicable Award Certificate provides otherwise, all or any part of a Nonqualified Stock Option or Shares of Restricted Stock may be transferred to a family member without consideration. For purposes of this subsection (b), “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.
Any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Certificate. The Participant or the Participant’s estate will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority. The Company may, in its sole discretion, disallow all or a part of any transfer of an Award pursuant to this Subsection 7.1(b) unless and until the Participant makes arrangements satisfactory to the Company for the payment of any withholding tax. The Participant must immediately notify the Company, in the form and manner required by the applicable Award Certificate or as otherwise required by the Company, of any proposed transfer of an Award pursuant to this Subsection 7.1(b). No transfer will be effective until the Company consents to the transfer.
(c) Unless the applicable Award Certificate provides otherwise, any Nonqualified Stock Option transferred by a Participant pursuant to subsection (b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. The transfer of Shares upon exercise of the Award will be conditioned on the payment of any withholding tax.
(d) Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered, provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act, or pursuant to an effective registration for resale under the Securities Act. For purposes of this subsection (d), “affiliate” will have the meaning assigned to that term under Rule 144.
(e) In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.

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